Exhibit 10.4

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of January [●], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and among Pontem Corporation, a Cayman Islands exempted company (the “Company”), HSM-Invest, a Switzerland simple or general non-commercial partnership to be established and controlled by Hubertus Muehlhaeuser (“HSM-Invest”), and Pontem LLC, a Delaware limited liability company (the “Sponsor”). The Sponsor and HSM-Invest are sometimes referred to herein individually as a “Purchaser” and, collectively, as the “Purchasers.”

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share, par value $0.0001 per share, of the Company (an “Ordinary Share”), and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share. The Purchasers have agreed to purchase an aggregate of 8,000,000 warrants (or 9,000,000 in the aggregate if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $ 11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.  Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

(A)  Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

(B)  Purchase and Sale of the Private Placement Warrants.

(i)  On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 8,000,000 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $12,000,000 (the “Purchase Price”) in the amount set forth opposite such Purchaser’s name in Schedule I hereto. Each Purchaser shall pay its portion of the Purchase Price by wire transfer of immediately available funds into the Trust Account (as such term is defined in the Underwriting Agreement, as defined herein) at least one (1) business day prior to the date of the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among the Company and Credit Suisse Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein. On the Initial Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in each Purchaser’s name to such Purchaser or effect such delivery in book-entry form.

(ii)  On the date of the consummation of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (each such date, an “Over-allotment Closing Date”, and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, up to an aggregate of 1,000,000 additional Private Placement Warrants (the “Over-allotment Warrants”) at a price of $1.50 per warrant for an aggregate purchase price of up to $1,500,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”). Each Purchaser will purchase a number of Over-allotment Warrants based on the percentage of Private Placement Warrants purchased by such Purchaser. Each Purchaser shall pay its portion of the Over-allotment Purchase Price into the Trust Account by wire transfer of immediately available funds at least one (1) business day prior to the Over-allotment Closing Date. On the Over-allotment Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in each Purchaser’s name to such Purchaser or effect such delivery in book-entry form.

(C)  Terms of the Private Placement Warrants.

(i)  Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (a “Warrant Agreement”),

(ii)  At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants.

Section 2.  Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

(A)  Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

(B)  Authorization; No Breach.

(i)  The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)  The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Amended and Restated Memorandum and Articles of Association of the Company in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(C)  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrant Agreement and the Amended and Restated Memorandum and Articles of Association of the Company as amended from time to time, and upon registration in the Company’s register of members, the Ordinary Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Ordinary Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Private Placement Warrants and the Ordinary Shares issuable upon exercise of such Private Placement Warrants (upon registration in the Company's register of members), free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

(D)  Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(E)  Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.  Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchasers, each of the Sponsor and HSM-Invest hereby, separately and not jointly, represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

(A)  Organization and Requisite Authority. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

(B)  Authorization; No Breach.

(i)  This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)  The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon such Purchaser’s equity or assets under, (d) result in a violation of, or (e) require authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to such Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which such Purchaser is subject, or any agreement, instrument, order, judgment or decree to which such Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

(C)  Investment Representations.

(i)  Such Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for such Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)  Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and such Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)  Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv)  Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)  Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)  Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Shareholder Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While such Purchaser understands that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii)  Such Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investment in the Securities.

(ix)  Such Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4.  Conditions of the Purchasers’ Obligations. The obligation of each Purchaser to purchase and pay for the Private Placement Warrants is subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(A)  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

(B)  Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

(C)  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

(D)  Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Purchasers.

(E)  Registration and Shareholder Rights Agreement. The Company shall have entered into the Registration and Shareholder Rights Agreement on terms satisfactory to the Purchasers.

Section 5.  Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(A)  Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

(B)  Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

(C)  Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

(D)  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

(E)  Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6.  Termination. This Agreement may be terminated at any time after March 31, 2021 upon the election by either the Company or any Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.  Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8.  Miscellaneous.

(A)  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation one or more of its members).

(B)  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(C)  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(D)  Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(E)  Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

(F)  Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

PONTEM CORPORATION

By:
	Name:	Nina Murphy
	Title:	Chief Financial Officer

PURCHASERS:

PONTEM LLC

By:
	Name:	Nina Murphy
	Title:	Chief Financial Officer

HSM-INVEST

By:
	Name:	Hubertus Muehlhaeuser
Title:

[Signature Page to Private Placement Warrants Purchase Agreement]

SCHEDULE I

Purchasers	Number of Warrants to be Purchased	Purchase Price
Pontem LLC	933,333	$1,399,999.50
HSM-Invest	7,066,667	$10,600,000.50
Total	8,000,000	$12,000,000

[Schedule I to Private Placement Warrants Purchase Agreement]